UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2017
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut	06155
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Hartford Financial Services Group, Inc. (the “Company”) held its annual meeting of shareholders on May 17, 2017. Shareholders voted as follows on the matters presented for a vote.

1.
The nominees for election to the Company’s Board of Directors were elected to hold office until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
ROBERT B. ALLARDICE, III	293,868,061	2,711,671	534,661	32,397,788
TREVOR FETTER	293,068,825	3,507,147	538,421	32,397,788
KATHRYN A. MIKELLS	295,842,922	765,400	506,071	32,397,788
MICHAEL G. MORRIS	286,427,477	10,130,033	556,883	32,397,788
THOMAS A. RENYI	292,501,761	4,068,323	544,309	32,397,788
JULIE G. RICHARDSON	294,323,618	2,290,693	500,082	32,397,788
TERESA W. ROSEBOROUGH	294,013,494	2,617,746	483,153	32,397,788
VIRGINIA P. RUESTERHOLZ	292,578,198	4,042,262	493,933	32,397,788
CHARLES B. STRAUSS	284,038,174	12,540,493	535,726	32,397,788
CHRISTOPHER J. SWIFT	287,461,520	7,226,986	2,425,887	32,397,788
H. PATRICK SWYGERT	283,139,832	13,470,205	504,356	32,397,788

2.
The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017 was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
325,326,309	3,411,869	774,003	-

3.
The proposal to consider and approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
285,954,331	9,926,321	1,233,741	32,397,788

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 17, 2017	By:	/s/ Donald C. Hunt
Name: Donald C. Hunt
Title: Vice President and Corporate Secretary